EXHIBIT 10.1


               FIXTURE PURCHASE AND TECHNOLOGY TRANSFER AGREEMENT
                                 BY AND BETWEEN
                               CYBEROPTICS AND OGP

     This Fixture Purchase and Technology Transfer Agreement ("Agreement"), made and entered into on March 24, 2003 ("Effective Date") by and between CyberOptics Corporation, a corporation organized and existing under the laws of State of Minnesota, U.S.A., having its main office and place of business 5900 Golden Hills Drive, Minneapolis, Minnesota 55416 U.S.A. (hereinafter referred to as "CyberOptics"), and Optical Gaging Products, Inc., a corporation organized and existing under the laws of State of New York, having its main office and place of business at 850 Hudson Avenue, Rochester, New York 14621 U.S.A. (hereinafter referred to as "OGP").

                                   WITNESSETH

     WHEREAS, CyberOptics has been engaged in the manufacture and sale of DRS and DRX series sensor products; and

     WHEREAS, CyberOptics has acquired and possesses valuable technical information on the design, manufacture and use of such sensor products; and

     WHEREAS, OGP desires to obtain, and CyberOptics is willing to grant, the right and license to manufacture, use and sell the DRS and DRX series sensor products utilizing technical information, software and patents licensed to OGP by CyberOptics.

     NOW, THEREFORE, in consideration of premises and covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

As used in this Agreement, the following terms have the following meanings respectively:

1. "COMPLETED INVENTORY" shall mean the completed, finished goods inventory of Licensed Products in CyberOptics possession as set forth in Exhibit A.

2. "CYBEROPTICS NAME / LOGO" shall mean the name "CyberOptics" and "CyberOptics Corporation", and the CyberOptics Corporation logo, and any trademark, trade name or other rights therein, whether registered or not, as set forth in and in compliance with the CyberOptics Name / Logo Requirements in Exhibit F.

3. "FIXTURES" shall mean the manufacturing and test fixtures for use in manufacturing and testing the Licensed Products as set forth in Exhibit B, excluding any Licensed Software therein.

4. "LICENSED PRODUCTS" shall mean the CyberOptics DRS sensor and the CyberOptics DRX sensor, excluding any Software therein or therewith, and including any interface card associated therewith.

5. "LICENSED SOFTWARE" shall mean: (1) any firmware / microcode included in or with the Licensed Products hardware; and (2) any firmware / microcode and/or object code software included in or with the Fixtures.
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6.   "LICENSED TRADEMARKS" shall mean the marks / names "DRS" and "DRX" to the extent that CyberOptics has a common law ownership in such marks / names, which are related to or associated with the manufacture, use and sale of the Licensed Products.

7. "MARKS" shall mean collectively the CyberOptics Name / Logo and the Licensed Trademarks.

8. "NON-COMPLETED INVENTORY" shall mean the inventory of parts, components, materials, work-in-process, labels and packaging material for use in manufacturing Licensed Products as set forth in Exhibit C.

9. "PATENTS" shall mean the patents and/or patent applications, patents to be issued pursuant thereto, and all divisions, continuations, reissues, substitutes and extensions thereof as set forth in Exhibit D, and which are applicable to or may be used in manufacture of the Licensed Products and any modifications thereto.

10. "TECHNICAL INFORMATION" shall mean the technical knowledge, know-how, data and information developed or otherwise generally used by CyberOptics pertaining to the manufacture, use and sale of the Licensed Products as set forth in Exhibit E.

SECTION 2 - LICENSE GRANT & RELATED TERMS

1. BASE LICENSE GRANT / RESTRICTIONS. CyberOptics hereby grants to OGP a non-exclusive worldwide, irrevocable and non-transferable license and right to use the Technical Information, Patents and Licensed Software solely for the purpose of making, using, selling and supporting the Licensed Products and any modification thereof, including: (1) the right to practice, make, use, offer to sell, sell and import the processes, methods and/or inventions claimed in the Patents solely for the aforesaid purpose; and (2) using the Licensed Software solely for the aforesaid purpose and subject to
     Section 2.2 below; and (3) CyberOptics agrees that it will not grant any license or right to use the Technical Information, Patents, or Licensed Software to the following companies and their adjuncts or subsidiaries which are owned and/or controlled by 50% or more by such companies: Nikon, Mitutoyo, Mahr GmbH, Werth GmbH, and Mycrona GmbH. CyberOptics also agrees that, for a period of five (5) years from the Effective Date of this Agreement, it shall not engage in any activity that is in competition with the purpose of this Agreement.

2. LICENSED SOFTWARE LICENSE. CyberOptics hereby grants to OGP a non-exclusive worldwide, irrevocable, and non-transferable license and right to:

     a. Use the Licensed Software internally, in any form, for the purpose of manufacturing, testing and using the Licensed Products and any modifications thereof; and

     b. Copy, reproduce, distribute, have distributed, sub-license and have sub-licensed the Licensed Software solely in object code and/or executable form and solely as part of and for use with the Licensed Products and any modifications thereof;

     c.   Create modifications to the Licensed Software.
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3.   TITLE / OWNERSHIP. OGP acknowledges that the Technical Information,
     Patents, Licensed Software and Marks are proprietary to CyberOptics and that CyberOptics has and shall retain all right, title, and interest therein, including without limitation, all copyrights, patents, trade secrets and other intellectual property rights therein. CyberOptics acknowledges that OGP shall have and retain all right, title and interest in and to any modifications made to the Licensed Software and/or Technical Information by OGP, or to any improvements made to the Patents by OGP.

4.   PATENT LICENSE RELATED TERMS.

     a. PROSECUTION AND MAINTENANCE. CyberOptics reserves the primary right, but not an obligation, to maintain its own Patents, through the payment of annuities, maintenance fees, etc. CyberOptics retains the sole and exclusive right to prosecute and amend pending patent applications related to the Patents in the normal course during prosecution thereof before the appropriate patent granting authority in each applicable country. Should CyberOptics choose not to maintain any of its own issued Patents, then OGP shall be notified so that OGP has a reasonable opportunity to maintain such affected Patents at its own cost. OGP may, at its option, become the owner of any such affected Patents that it elects to maintain, and shall notify CyberOptics in a timely manner when it decides to discontinue such maintenance.

     b. ENFORCEMENT RIGHTS. CyberOptics shall have the primary right, but not an obligation, at its own cost and expense, to enforce and maintain the Patents. OGP agrees to provide CyberOptics, at CyberOptics cost and expense, with all assistance reasonably necessary to so enforce the Patents. All proceeds obtained due to such enforcement and maintaining of the Patents by CyberOptics shall belong to CyberOptics.

     c. ALLEGED THIRD PARTY INFRINGEMENT. OGP has the right to notify CyberOptics in writing of any alleged or suspected third party infringement, misappropriation or violation of the Patents. CyberOptics shall respond to such written notice from OGP within sixty
          (60) days of receipt thereof, by informing OGP whether CyberOptics, in its sole discretion, will file suit to stop the alleged or suspected infringement, misappropriation or violation. If CyberOptics chooses not to file suit to stop the alleged or suspected infringement, misappropriation or violation, then OGP shall have the right, but not the obligation, to file suit on CyberOptics' behalf, through OGP's own counsel, to stop the alleged or suspected infringement, misappropriation or violation of the Patents, at OGP's sole cost and expense, and any proceeds from such suit or settlement will belong solely to OGP. In no event will OGP conclude such action via settlement unless CyberOptics agrees to the settlement. This agreement will not be unreasonably withheld. If either party does file suit against an alleged or suspected infringer as permitted herein, then the other party agrees to provide the filing party, at the filing party's cost and expense, with all assistance reasonably necessary for prosecuting such suit.

5.   ROYALTIES. The license and rights granted to OGP by CyberOptics in this
     Section 2 are made in consideration of OGP's payment of the fees and royalties set forth in Section 5 of the Agreement.

6. LICENSED PRODUCT NAMES. OGP may market, sell and distribute the Licensed Products under any name or mark in its own discretion, provided, however, that OGP agrees that: (1) it shall not remove any copyright notices or proprietary legends contained within the Licensed Software; (2) it shall include a copyright notice reflecting CyberOptics' copyright ownership in the Licensed Software and Technical Information such places that are sufficient to protect CyberOptics copyright (e.g., on "splash screens", operating manuals, etc.); and (3) it shall comply with the applicable U.S. and other applicable laws related to patent marking requirements (e.g., 35 U.S.C.ss.287) including without limitation, marking all Licensed Products and modifications thereof in a conspicuous location with the word "Patent" and the number of the Patent(s), and to recognize this Agreement on Licensed Product / modifications thereof notices.

7. MARKS LICENSE. CyberOptics hereby grants to OGP: (1) a non-exclusive worldwide, royalty-free, revocable and non-transferable license and right to use the Licensed Trademarks solely for the purpose of exercising OGP's rights under this Agreement; and (2) for a period of five (5) years from the Agreement Effective Date, a non-exclusive worldwide, royalty-free, revocable and non-transferable license and right to use the CyberOptics Name / Logo solely for the purpose of notifying actual or prospective customers that the Licensed Products and any modifications thereof include CyberOptics technology. OGP agrees that any such use of CyberOptics Name / Logo shall be in compliance with the CyberOptics Name / Logo Requirements set forth in Exhibit F. Further, OGP agrees to: (1) make proper use of the Marks and endeavor to increase the reputation of such Marks; (2) conform strictly to CyberOptics standards of quality for the Licensed Products and any modifications thereof; (3) ensure compliance with all applicable laws;
     (4) permit a representative of CyberOptics to inspect the factory or premises where the Licensed Products and any modifications thereof are manufactured, stored, and/or offered for sale; (5) comply with any reasonable directions from CyberOptics in connection with the Marks regarding the Licensed Products and modifications thereto provided by OGP;
     (6) submit samples of Licensed Products or modifications thereto to be sold under the Marks for inspection by CyberOptics when requested by CyberOptics; and (7) ensure all printed material (including that readable via software) bearing any of the Marks shall be marked to indicate that Marks are used under a license from CyberOptics. If OGP fails to comply with the Mark requirements set forth in this Section, CyberOptics may terminate all or part of the license herein to the Marks, unless OGP remedies any such failure within thirty (30) days of written notice by CyberOptics.

SECTION 3 - SALE OF COMPLETED INVENTORY, NON-COMPLETED INVENTORY AND FIXTURES

1. COMPLETED INVENTORY. On the Effective Date, CyberOptics agrees to sell to OGP and OGP agrees to buy from CyberOptics the Completed Inventory. OGP agrees to pay CyberOptics the amount set forth in Section 5.3 of this Agreement for the Completed Inventory. The Completed Inventory will be shipped from CyberOptics to OGP on a mutually agreed upon date, FOB CyberOptics' address as set forth at the top of this Agreement.

2. NON-COMPLETED INVENTORY. On the Effective Date, CyberOptics agrees to sell to OGP and OGP agrees to buy from CyberOptics the Non-Completed Inventory. OGP agrees to pay CyberOptics the amount set forth in Section 5.4 of this Agreement for the Non-Completed Inventory. The Non-Completed Inventory will be shipped from CyberOptics to OGP on a mutually agreed upon date, FOB CyberOptics' address as set forth at the top of this Agreement.

3. FIXTURES. On the Effective Date, and in consideration of OGP complying with its obligation to pay CyberOptics the one-time technology transfer fee set forth in Section 5.1, CyberOptics agrees, at no additional charge to OGP, to assign and transfer CyberOptics ownership, title and interest in the Fixtures to OGP, excluding any Software therein or therewith, which Software shall continue to be owned by CyberOptics and be licensed to OGP in accordance with Section 2.2 of this Agreement. The Fixtures will be shipped from CyberOptics to OGP on a mutually agreed upon date, FOB CyberOptics' address as set forth at the top of this Agreement.

SECTION 4 - SUPPORT

1. MANUFACTURING SUPPORT. In consideration of OGP complying with its obligation to pay CyberOptics the one-time technology transfer fee as set forth in Section 5.1, CyberOptics agrees to provide OGP with:

     a. Up to eighty (80) man-hours of support at OGP's facility, at CyberOptics cost, to assist OGP with building up to forty (40) of the Licensed Product units referred to Section 5.7. CyberOptics will be responsible for the costs associated with sending an individual to OGP for this support (i.e., travel, lodging and meal expenses). Such support must be used by OGP by September 30, 2003 and shall be provided at a time requested by OGP and agreed to by CyberOptics, with such agreement not to be unreasonably withheld.

     b. Up to one hundred (100) man-hours of other support related to manufacturing the Licensed Products. Such manufacturing support must be used by OGP by Septermber 30, 2003, and shall be provided at mutually agreed to times and locations. Notwithstanding any term or provision in this Agreement to the contrary, in the event this manufacturing support is provided by CyberOptics at any location other than CyberOptics facility in Minneapolis, Minnesota, OGP agrees that it shall reimburse CyberOptics for all reasonable, direct costs incurred by CyberOptics associated with travel, lodging and meals incurred during or in the course of providing such manufacturing support. In the event that OGP requires manufacturing support in addition to or in excess of that described herein above, CyberOptics agrees, to the extent reasonably possible, to provide such support at a rate of $200.00 per hour, plus expenses.

2. OTHER SUPPORT. In the event that OGP desires support other than manufacturing support as described in Section 4.1 above (e.g., engineering support for developing and/or implementing enhancements or modifications to the Licensed Products), CyberOptics agrees that, to the extent reasonably possible, CyberOptics will negotiate with OGP in good faith to arrive at mutually agreeable terms for such support, provided, however, that in any event the parties agree that the hourly rate for any such support shall be $200.00 per man-hour.

SECTION 5 - FEES, ROYALTIES AND PAYMENTS

1. ONE-TIME FIXTURE PURCHASE AND TECHNOLOGY TRANSFER FEE. On the Effective Date, and in addition to other payments required under this Section 5, OGP agrees to pay CyberOptics the following amounts in US dollars: (1) $455,000 for the purchase of the Fixtures; (2) $20,000 for licensing the Licensed Software; (3) $18,000 for licensing of the Technical Information; and (4) $7,000 for licensing the Patents. The total of all of the aforesaid payments is five hundred thousand US dollars ($500,000). Prior to Effective Date of this Agreement, OGP will have the opportunity to verify that each Fixture is complete and functional prior to shipment to OGP, and includes the computer hardware and software necessary to operate it as intended. In addition, any source code that pertains to Software that is specifically for operation of these Fixtures shall be included as part of the Software licensed to OGP under this Agreement, and OGP shall have unrestricted license to modify and use this Software source code for its use as stated in Section 2.2.

2.   ROYALTY PAYMENTS.

     a. INITIAL ROYALTY PAYMENT. On the Effective Date, OGP agrees to pay CyberOptics a non-refundable royalty payment equal to $250,000.00, which shall represent the royalty payment for any and all Licensed Products or modifications thereof sold by OGP up to a unit quantity of 500.

     b. ADDITIONAL ROYALTY PAYMENTS. During the period of five (5) years from the Effective Date, and for every Licensed Product unit or modification thereof sold by OGP in excess of a quantity of 500, OGP agrees to pay CyberOptics a royalty payment of $500.00 per unit. OGP agrees to pay any such royalties to CyberOptics within sixty (60) days of the end of each calendar quarter following the calendar quarter in which such royalties are actually accrued. Notwithstanding the foregoing, no royalties shall be due or payable by OGP to CyberOptics for any Licensed Product units or modifications thereof sold more than five (5) years after the Effective Date.

3. COMPLETED INVENTORY PAYMENT. In consideration of CyberOptics selling to OGP the Completed Inventory as set forth in Section 3.1 above, OGP agrees to pay CyberOptics an amount equal to $129,600, which represents the Completed Inventory current finished goods prices, with such payment due and payable within ten (10) calendar days of CyberOptics shipment of Completed Inventory to OGP, with such shipment to occur no later than five (5) business days of the Agreement Effective Date.

4. NON-COMPLETED INVENTORY. On the Effective Date, and in consideration of CyberOptics selling to OGP the Non-Completed Inventory as set forth in
     Section 3.2 above, OGP agrees to pay CyberOptics an amount equal to $104,385.44, with such payment due and payable within ten (10) calendar days of CyberOptics shipment of the Non-Completed Inventory to OGP, with such shipment to occur no later than five (5) business days of the Agreement Effective Date.

5. CURRENCY AND PAYMENT. All fees, royalty and other payments under this Agreement shall be in U.S. dollars.

6. RECORDS. OGP agrees that CyberOptics shall have the right, no more than once every calendar year, and through an independent third party auditor, to audit the applicable books and records of OGP in order to confirm compliance with the royalty payment obligations of OGP as set forth in
     Section 5.2.b above. Any such audit shall be at CyberOptics' cost and expense unless it is determined as part of the audit that OGP has underpaid royalty payments to CyberOptics by an amount of $2,000.00 or more. Any such third party auditor shall be required to comply with the reasonable confidentiality requirements of CyberOptics and OGP.

7. ONE TIME PURCHASE OF LICENSED PRODUCTS BY CYBEROPTICS. OGP will provide manufacturing services to CyberOptics whereby CyberOptics supplies OGP the component parts for manufacturing the Licensed Products, and OGP will provide the labor to assemble and test the Licensed Products. OGP will assemble and test up to 40 of these Licensed Products for CyberOptics for a one-time price not to exceed $1,000.00 each for these 40 piece build requirement. CyberOptics will be responsible for additional payment for expenses incurred as a result of nonfunctioning or non-available component parts that are supplied by CyberOptics under this Section that result in OGP not being able to complete the build of 40 Licensed Products. For the aforesaid 40 Licensed Product units, OGP shall provide warranty work on the following basis: OGP shall be responsible for all of its labor costs and CyberOptics shall be responsible for actual cost of components used in such warranty work plus twenty-five percent (25%) mark up for burden. OGP will invoice CyberOptics for such components following any warranty work, and CyberOptics shall pay such invoice within thirty (30) days of receipt of the invoice. The aforesaid warranty shall be in effect for twelve (12) months from date of shipment of the applicable Licensed Products. Prior to the Effective Date of this Agreement, the parties shall agree upon, in writing, a shipment schedule for the aforesaid forty (40) Licensed Products units.

8. FUTURE PURCHASES OF LICENSED PRODUCTS BY CYBEROPTICS. In the event CyberOptics purchases any type of DRS type of the Licensed Products ("DRS Sensors") from OGP other than the 40 units described in Section 5.7 above, whereby OGP provides a complete assembled and tested DRS Sensor unit, the cost to CyberOptics for such DRS Sensors will never exceed the most recent price paid to CyberOptics by OGP for a DRS Sensor under the Previous Agreement set forth in Section 6. OGP's obligation under this Section for providing DRS Sensors in excess of the 40 units described in Section 5.7 shall continue for a period of two (2) years from the Agreement Effective Date. The warranty for these DRS Sensors shall be twelve (12) months from date of shipment of the applicable DRS Sensors.

SECTION 6 - PREVIOUS AGREEMENTS

1. PREVIOUS AGREEMENTS DEFINED. On November 19th, 1999, CyberOptics and OGP entered into the following other agreements: (1) an Asset and Inventory Purchase, Software License & OEM Agreement (hereinafter the "Asset Purchase Agreement"); and (2) an OEM Agreement (hereinafter the "OEM Agreement"). Collectively, the Asset Purchase Agreement and OEM Agreement are referred to hereinafter as the "Previous Agreements".

2. TERMINATION OF PREVIOUS AGREEMENTS. Both parties hereby agree to terminate the Previous Agreements, including any amendments made thereto, effective with the Effective Date of this Agreement, and hereby waive any prior notification requirements related to such termination under the Previous Agreements.

3. PREVIOUS AGREEMENT SURVIVAL TERMS. Termination of the Previous Agreements under Section 6.2 above shall not effect the terms and provisions in the Previous Agreements that are expressly listed in the Previous Agreements as surviving any expiration, cancellation or termination of the Previous Agreements, except that, notwithstanding any term in the Asset Purchase Agreement to the contrary, the parties expressly agree that the following provisions of the Asset Purchase Agreement shall not survive termination of the Asset Purchase Agreement: Articles 2.1, 2.2, 6.8.4, 6.8.5, 6.13, 6.15 and 6.16.

4. WARRANTY AND NON-WARRANTY OBLIGATIONS. Notwithstanding any term or provision in the Previous Agreements or this Agreement to the contrary, CyberOptics shall not have any warranty or support obligations for any Licensed Products that were shipped to OGP by CyberOptics, whether such was shipped under the Previous Agreements or otherwise, and OGP agrees that it will be solely responsible for any such warranty and support. For customers other than OGP, OGP shall provide warranty work on behalf of CyberOptics for the Licensed Products that are the subject of this Agreement and under CyberOptics' warranty. The cost to CyberOptics for such warranty work shall be the cost incurred by OGP to perform such work plus ten-percent (10%). CyberOptics shall issue a valid purchase order to OGP for such warranty work each time such work is requested by CyberOptics. With respect to non-warranty work / repair services for customers other than OGP, CyberOptics agrees to refer such customers to OGP, and OGP agrees, for a period of five (5) years from the Agreement Effective Date, to use its best efforts to provide non-warranty work / repair services to such customers in accordance with OGP's then-current policies and procedures.
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SECTION 7 - THIS SECTION INTENTIONALLY LEFT BLANK

SECTION 8 - CONFIDENTIALITY

1. DEFINITION. "Confidential Information" shall mean any and all information, data, knowledge, or media embodying same, which either party considers restricted, confidential or proprietary, and is either: (1) so marked and identified if in tangible form; or (2) summarized in a writing delivered to the receiving party within thirty (30) days of the applicable disclosure if in an intangible form (e.g., verbal or visual disclosure). Notwithstanding the foregoing, the following shall be deemed Confidential Information of CyberOptics irrespective of identification or marking: (i) the Licensed Software; and (2) the Technical Information.

2. OBLIGATION. Both parties agree to treat as confidential and not to copy, disclose, or disseminate to any third party, or use, in whole or in part, any Confidential Information received from the other party in any manner, except to accomplish the purposes set forth in this Agreement; provided, however, that neither party shall have any obligation to protect any Confidential Information that is: (a) independently developed by a receiving party and not derived from the Confidential Information supplied by a disclosing party; (b) generally known or available to the public, or which may later become generally known or available to the public, except where such is the result of an unauthorized disclosure by the receiving party; or (c) disclosed to a receiving party without a similar restriction by a third party who has the right to make such disclosure.

3. DUTY OF CARE. Each party agrees to use the same degree of care, in no event less than reasonable care, as it uses to protect its own information of similar importance to protect the other party's Confidential Information from any unauthorized use or disclosure. Each receiving party represents and warrants that it will only disclose the other party's Confidential Information to employees, agents or contractors on a need-to-know basis, and that it has agreements with its employees, agents, and/or contractors to so protect the Confidential Information that it is obligated to protect, and that each employee, contractor and/or agent of a receiving party who may have access to the Confidential Information shall be advised of and subject to the confidentiality obligations of this Agreement. Each party's obligation to protect the other party's Confidential Information under this Agreement shall continue for a period of five (5) years from the date of the other party's disclosure of the Confidential Information, except for the Licensed Software source code and any Confidential Information identified as a trade secret, in which case the obligation shall continue until the occurrence of one or more of the events described in Section 8.2
     (a), (b) and (c) above.

4. JUDICIAL ORDERS. A party may disclose Confidential Information pursuant to a judicial order to the extent ordered if that party has given notice in writing of such order to the other party in sufficient time to permit the other party to intervene in response to such order.

5. OWNERSHIP. All Confidential Information and copies thereof shall remain the property of the disclosing party.

SECTION 9 - WARRANTIES, REPRESENTATIONS AND LIABILITY

1. NO WARRANTIES / RESPRESENTATIONS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY CYBEROPTICS OF THE PATENTABILTY, VALIDITY OR INFRINGEMENT OF THE PATENTS OR ANY PART(S) THEREOF, AND THE PATENTS, TECHNICAL INFORMATION, LICENSED SOFTWARE AND MARKS ARE LICENSED TO OGP HEREUNDER, AND THE COMPLETED INVENTORY, NON-COMPLETED INVENTORY AND FIXTURES ARE SOLD AND TRANFERRED TO OGP HEREUNDER, "AS IS" AND WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THAT OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NOTHING IN THIS AGREMENT SHALL BE CONSTRUED AS REPRESENTATION OR WARRANTY BY CYBEROTPICS OF OGP'S ACTUAL OR POTENTIAL SUCCESS UNDER THIS AGREEMENT.

2. HOLD HARMLESS. OGP SHALL HOLD CYBEROPTICS, AND ITS OFFICERS, AGENTS, REPRESENTATIVES AND EMPLOYEES HARMLESS FROM ANY AND ALL LIABILITY, CLAIMS, DAMAGES OR EXPENSES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL FEES AND COSTS), ARISING OUT OF, RELATED TO OR RESULTING FROM, THE DEVELOPMENT, PRODUCTION OR USE OF ANY LICENSED PRODUCTS OR MODIFICATIONS THEREOF BY OGP, OR THE USE OR PRACTICE OF THE PATENTS BY OGP, OR THE USE OF THE TECHNICAL INFORMATION, LICENSED SOFTWARE OR MARKS BY OGP, OR THE USE OR OTHER DISPOSITION OF THE COMPETED INVENTORY, NON-COMPLETED INVENTORY OR FIXTURES BY OGP.

SECTION 10 - GENERAL / MISCELLANEOUS

1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its provisions on the conflict of laws.

2. DISPUTES / ARBITRATION. Any controversy, dispute or claim arising under or related to this Agreement shall be finally settled by arbitration in San Francisco, California (or such other location that is mutually agreed to by the parties), in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered thereby may be entered in any court having jurisdiction thereof. An arbitrator chosen by mutual agreement of OGP and CyberOptics shall conduct such arbitration. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interest with OGP or CyberOptics: OGP shall choose one arbitrator, CyberOptics shall choose one arbitrator, and these two arbitrators shall mutually select a third arbitrator. Any decision of two arbitrators shall be binding on OGP and CyberOptics. If the matter in dispute is related to patents, the arbitrator(s) shall be registered patent attorneys. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator(s). The arbitrator(s) shall have no authority to award punitive damages under any circumstances, nor to award any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Each party shall pay its own costs and expenses (including attorney fees) of any such arbitration except that the arbitrator(s) can compel one party to pay all or a portion of the other party's costs and expenses. Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Neither party nor the arbitrator(s) may disclose the existence or results of any arbitration hereunder, which shall be considered Confidential Information as treated under Section 8 above.

3. COURT JURISDICTION. Subject to the provisions of Section 10.2 above, all disputes arising out of this Agreement will be subject to the exclusive jurisdiction and venue of the state and federal courts located in Minneapolis, Minnesota, and the parties consent to the personal and exclusive jurisdiction of such courts.

4. NO OTHER LICENSES. No license, other than the licenses specifically granted herein, are granted under the patents, patent applications, copyrights, trademarks or other intellectual property of one party to the other party.

5. ASSIGNMENT. All of the terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other, with such consent not to be unreasonably withheld. Any unauthorized assignment or delegation shall be null and void. Notwithstanding the foregoing, either party may assign or otherwise transfer its rights and obligations under this Agreement to successors in interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof.

6. WAIVER. The failure of either party to enforce a provision of this Agreement shall not be construed as a waiver of such provision.

7. NOTICES. Notices provided under and related to this Agreement will be addressed as follows:

                  IF TO CYBEROPTICS:
                  CyberOptics Corporation
                  5900 Golden Hills Drive
                  Minneapolis, Minnesota 55416 U.S.A
                  Attention: Mr. Brendan Hinnenkamp

                  WITH COPY TO:
                  CyberOptics Corporation
                  5900 Golden Hills Drive
                  Minneapolis, Minnesota 55416 U.S.A.
                  Attention: Legal Department

                  IF TO OGP:
                  Optical Gaging Products, Inc.
                  850 Hudson Avenue
                  Rochester, New York 14621 U.S.A
                  Attention: Mr. Tarry Polidor

                  or to such other address and/or individuals as the pertaining party will have previously notified to the other party.

                  All notices will be deemed given five (5) working days after they have been mailed by registered mail, or so much earlier as the receiving party has received the same by overnight courier, facsimile or e-mail if such receipt is verifiable.

8. SECTION TITLES / SUB-TITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

9. INCORPORATION OF EXHIBITS / OTHER DOCUMENTS. All Exhibits, attachments and other documents or items referred to in this Agreement are hereby incorporated in and made part of this Agreement.

10. EXPORT LAW COMPLIANCE. Both parties agree to comply with all U.S. export laws that may relate to or affect this Agreement and any actions thereunder, including, without limitation, the use, sale, export, re-export or other disposition of the Patents, Technical Information, Licensed Software, Completed Inventory, Non-Completed Inventory and Fixtures. Both parties agree to hold the other party harmless from any failure to comply with this provision.

11. PUBLICATION. Neither party shall, except as may be required by law or federal regulation, or except with the prior written permission of other party, publicly advertise this Agreement or disclose its contents. Notwithstanding the foregoing, and subject to the other party's review and approval, not to be unreasonably withheld, either party may prepare and issue a public release following the Effective Date of this Agreement regarding the transaction covered by this Agreement.

12. COMPLETE AGREEMENT. This Agreement embodies the complete and exclusive agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations, or warranties, express or implied. This Agreement shall not be amended or modified except in writing signed by an authorized representative of both parties.

     IN WITNESS WHEREOF, the parties hereto have agreed to and accepted this Agreement and duly caused it to be agreed to and executed.

CYBEROPTICS CORPORATION                     OPTICAL GAGING PRODUCTS, INC.

  /s/ Kathleen P. Iverson                      /s/ Edward T. Polidor
  ------------------------                     ---------------------
         SIGNATURE                                   SIGNATURE

    Kitty Iverson                               Edward T. Polidor
  ------------------------                     ---------------------
      PRINT/TYPE NAME                            PRINT/TYPE NAME

    Pres./CEO                                   President
  ------------------------                     ---------------------
          TITLE                                        TITLE

    3/21/03                                     3/25/03
  ------------------------                     ---------------------
          DATE                                         DATE